Exhibit 10.5

AMENDMENT TO SECURITY AGREEMENT

THIS AMENDMENT is made as of the 28th day of March, 2005, by and between FIRST ADVANTAGE CORPORATION, doing business in Florida as First Advantage Holding, Inc. (the “Borrower”), a Delaware corporation and BANK OF AMERICA, N.A. (the “Bank”).

Recitals

The Borrower and the Bank executed a Security Agreement (as amended from time to time, the “Security Agreement”) dated July 31, 2003. The parties previously amended the Security Agreement on September 7, 2004. The parties wish to further amend the Security Agreement in accordance with the terms hereof.

NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:

1. The term “Note” as defined in the Recitals to the Security Agreement is hereby amended so that, from and after the date hereof, the term “Note” shall mean that certain Renewal Promissory Note dated March 24, 2005, executed by the Borrower in favor of the Bank in the principal amount of $45,000,000.00 (as such Note may be amended, extended or renewed from time to time).

2. The Borrower certifies that as of the date hereof: (a) all of its representations and warranties in the Security Agreement are true and correct as if made on the date hereof; and (b) no Default or Event of Default has occurred under the Security Agreement. The Security Agreement, as modified herein, shall continue in full force and effect from and after the date hereof.

DATED the day and year first above written.

BANK OF AMERICA, N.A.

By:	/s/ Cameron Cordozo

Its:	Vice President

FIRST ADVANTAGE CORPORATION, a Delaware corporation, doing business in Florida as FIRST ADVANTAGE HOLDING, INC.

By:	/s/ John Lamson

Its:	EVP & CFO

EXHIBIT “A”

RESOLUTIONS

RESOLVED, that First Advantage Corporation, a Delaware corporation, doing business in Florida as First Advantage Holding, Inc. (the “Company”) modify the terms of its existing $20,000,000.00 line of credit (the “Loan”), from Bank of America, N.A. (the “Bank”), including, without limitation, increasing the amount of the Loan to $45,000,000.00, all on such terms as the Company’s officers, or any of them, deem appropriate;

FURTHER RESOLVED, that the Company continue to secure the repayment of the foregoing loan and agreements, and any extensions, rearrangements, modifications or renewals thereof, with such assets as the Company’s officers, or any of them, deem appropriate;

FURTHER RESOLVED, that the Company’s officers, or any of them, be and they are hereby authorized and directed to execute and deliver the documents that are necessary to consummate the transactions described in the preceding paragraphs on behalf of the Company and such other instruments or written obligations that may be required by the Bank in connection with the transactions containing such terms and conditions as are acceptable to such officers, or any of them;

FURTHER RESOLVED, that the Company’s officers, or any of them, are hereby authorized and directed to deliver to the Bank such corporate papers, certificates and other papers and documents as may be necessary or proper in order to consummate the transactions authorized in this and preceding resolutions; and

FURTHER RESOLVED, that the execution by the Company’s officers, or any of them, of any documents or instruments authorized by the foregoing resolutions or any document or instrument executed in the accomplishment of any action or actions authorized or the execution of any amendment or modification of any such document or instrument shall be deemed to be conclusive approval thereof by this Company and the binding act and obligation of this Company.

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